Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Kettle Hill Capital Management, LLC
As of April 19, 2016, as amended September 13, 2017
Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:
	SEI Institutional Managed Trust
		Multi-Strategy Alternative Fund
		[REDACTED]

Agreed and Accepted:
By:							By:

/s/ William T. Lawrence				/s/ Bryan
Kiss
Name:
	Name:

William T. Lawrence
	Bryan Kiss
Title:
	Title:
Vice President						CFO